                           SCHEDULE 14A INFORMATION

                                (Rule 14-A-101)

       Information Required in Proxy Statement Schedule 14A Information

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by Registrant    [X]

Filed by a Party other than the Registrant    [_]

Check the appropriate box:

     [_]  Preliminary Proxy Statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [_]  Definitive Additional Materials

     [_]  Soliciting Material Under Rule 14a-12

                         SPEEDCOM WIRELESS CORPORATION
                         -----------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules o-11(c)(1)(ii), 14(a)-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                         SPEEDCOM WIRELESS CORPORATION

                               ----------------

                           NOTICE AND PROXY STATEMENT

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              TO BE HELD MONDAY, MAY 6, 2002 AT 10:00 A.M. E.D.T.

To the shareholders of SPEEDCOM Wireless Corporation:

   Notice is hereby given that the annual meeting of the shareholders of SPEEDCOM Wireless Corporation will be held at our corporate headquarters, 7020 Professional Parkway East, Sarasota, FL 34240 (telephone number 941-907-2300), on May 6, 2002, at 10:00 A.M. local time. The meeting is called for the following purpose:

  1. To elect one Director to the Board,

  2. To approve the appointment of Ernst & Young LLP as SPEEDCOM's independent certified public accountants,

  3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment.

   After careful consideration, SPEEDCOM's Board of Directors has unanimously approved the proposals and recommends that you vote "FOR" each proposal.

   Only shareholders of record of SPEEDCOM Wireless Corporation at the close of business on March 7, 2002 are entitled to receive notice of and to vote at the annual meeting, or any postponement or adjournment.

   All shareholders are cordially invited to attend the meeting. IF YOU ARE NOT ABLE TO ATTEND THE MEETING PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares are voted. You may revoke a proxy at any time if it has not yet been exercised by delivering a later dated proxy or a written revocation to the Corporate Secretary of SPEEDCOM. If you attend the annual meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy card will assist us in preparing for the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ Sara Byrne
                                          Sara Byrne
                                          Secretary
                                          Dated: April 19, 2002

                         SPEEDCOM WIRELESS CORPORATION

                                PROXY STATEMENT

   This proxy statement is furnished to the shareholders of SPEEDCOM Wireless Corporation in connection with the annual meeting of shareholders and any adjournment. The annual meeting will be held at 7020 Professional Parkway East, Sarasota, FL 34240 on May 6, 2002 at 10:00 A.M. local time.

   The annual meeting is being held for the purposes set forth in the accompanying notice of annual meeting of shareholders. This proxy statement and the notice of annual meeting are being provided to shareholders on or about April 19, 2002. SPEEDCOM, a Delaware corporation, has its principal executive offices at 7020 Professional Parkway East, Sarasota, FL 34240.

Solicitation of Proxies

   SPEEDCOM is soliciting proxies. The cost of distributing the proxy statement and annual meeting notice will be borne by SPEEDCOM. Brokerage houses and nominees will be requested to supply lists of or forward the proxy material to the beneficial owners. SPEEDCOM, upon request, will reimburse such brokerage houses and nominees for their reasonable expenses in forwarding proxy material to their beneficial owners. Proxies will be voted as indicated and if no designation is made will be voted "FOR" each proposal.

Voting Securities

   SPEEDCOM presently has one class of voting stock outstanding: common stock, par value $.001 per share. Each share is entitled to one vote.

   As of March 7, 2002, the record date for the meeting, there were issued and outstanding 10,601,332 shares of common stock.

   Directors will be elected by the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for adoption of each other proposal. Accordingly, abstentions and broker non-votes will have the same effect as a "NO" vote.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding beneficial ownership of SPEEDCOM Wireless Corporation's common stock as of March 1, 2002, (i) by each person or entity known by SPEEDCOM to own beneficially more than five percent of SPEEDCOM's common stock, (ii) by each of SPEEDCOM's Directors and nominees, (iii) by each Executive Officer of SPEEDCOM and (iv) by all Executive Officers and Directors of SPEEDCOM as a group.

                                                           Number of
                                                             Shares    Percent
                                                          Beneficially   of
Name of Beneficial Owner(1)                                 Owned(2)    Class
---------------------------                               ------------ -------
Michael W. McKinney(3)...................................  2,855,607    28.2
Barbara L. McKinney(4)...................................  2,805,307    27.7
R. Craig Roos(5).........................................     93,429     0.9
Michael Sternberg........................................         --      --
Ben Haidri...............................................         --      --
All Executive Officers and Directors as a group (4
 persons)................................................  2,949,036    29.1

--------
1. The address of Ms. McKinney is 4382 Long Champ Drive, Sarasota, Florida 34235. The address of each other person shown is c/o SPEEDCOM Wireless Corporation, 7020 Professional Parkway East, Sarasota, FL 34240.

2. Amounts shown are as of March 1, 2002 and include options exercisable on that date or within 60 days thereafter. Beneficial ownership has been computed in accordance with SEC Rule 13d-3.
3. The amount shown for Mr. McKinney includes options to acquire 357,552 shares.
4. The amount shown for Ms. McKinney includes options to acquire 13,752 shares.
5. The amount shown for Mr. Roos includes warrants to acquire 28,650 shares and options to acquire 40,628 shares.

                         ITEM 1. ELECTION OF DIRECTORS

   The Board is divided into three classes, with the term of office of one class expiring each year. SPEEDCOM currently has four Directors with one Director in Class I, one Director in Class II and two Directors in Class III. The term of office of Director R. Craig Roos expires at the 2002 annual meeting and the term of office of Director Michael W. McKinney expires at the 2003 annual meeting. The terms of office of Directors Michael Sternberg and Ben Haidri expire at the 2004 annual meeting.

Nominee for Election of Director

   Management has no reason to believe that the nominee will not be a candidate or will be unable to serve. The following Director has been nominated to stand for re-election at the 2002 annual meeting:

     R. Craig Roos, Vice Chairman, age 56, joined SPEEDCOM's Board of Directors as Vice Chairman in February 2000. Mr. Roos is founder and sole owner of Roos Capital Planners, Inc., which he formed in 1979 and which specializes in advisory services to the communications industry, primarily in the fixed and mobile wireless area. Mr. Roos has served on the boards of several companies in the wireless, communications, software, media and telecommunications industries. He served as chairman of MobileMedia Corporation from 1993 until 1995. Mr. Roos also was a co-founder of Locate, a digital local access carrier specializing in high-speed T-1 level radio carrier technologies. Mr. Roos has testified before the United States Congress on telecommunications issues and is a former chairman of the Alternative Local Telecommunications Trade Association. Mr. Roos has a bachelor's degree in economics from Davis & Elkins College and a masters of business administration from Fairleigh Dickinson University.

Directors With Terms Expiring in 2003 or 2004

   The term of the following Director expires at the 2003 annual meeting:

     Michael W. McKinney, Chairman and Chief Executive Officer, age 45, founded SPEEDCOM in 1994 and has served as its Chairman and Chief Executive Officer for the past eight years. Prior to forming SPEEDCOM, Mr. McKinney worked as an executive of AT&T and NCR Corporation in their networking division for fourteen years. Mr. McKinney holds a bachelor's degree in economics and finance from Miami University, Oxford, OH.

   The terms of the following Directors expire at the 2004 annual meeting:

     Michael Sternberg, Director, age 56, joined SPEEDCOM's Board in March 2002. Mr. Sternberg has been CEO of multiple startup telecom companies, including local exchange company KMC Telecom. Mr. Sternberg was part of the original founding team at Metropolitan Fiber Systems that was eventually sold for $12 billion to MCI. One other notable venture included the start up of a satellite company that achieved $30 million in revenue within 18 months of the company's inception, including the negotiated purchase and launch of the only two satellites launched by a U.S. company from Russia. At KMC Telecom, Mr. Sternberg helped grow the company from 7 to 1,300 employees, with sales and operations throughout the U.S. KMC Telecom under his leadership increased its value from $6 million to $1.8 billion in less than four years by building 35 city networks (switching, lightwave and fiber optics). KMC Telecom secured over $1 billion in funding with Mr. Sternberg's assistance. Mr. Sternberg also led the company to sixteen consecutive quarters of performance at or above plan before leaving.

     Ben Haidri, Director, age 39, joined SPEEDCOM's Board in March 2002. Mr. Haidri has been involved with the software industry since 1986, holding a number of senior positions with Novell as well as startups and leading technology providers. Mr. Haidri has expertise in the areas of wireless and security, and has over 15 years experience in strategic relations, marketing and product management. Prior to joining SECURITAE, a private company, Mr. Haidri directed product management for Novell's security products. Mr. Haidri is a former officer of Zions Bancorporation, participating on behalf of Digital Signature Trust.

                       BOARD OF DIRECTORS AND COMMITTEES

   SPEEDCOM's Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors does not have a standing nominating committee. During the fiscal year ended December 31, 2001, SPEEDCOM's Board held one regular meeting and seven special meetings. All Directors attended at least 75% of the meetings of the Board and Committees of the Board on which they served.

Compensation Committee

   The Compensation Committee is responsible for recommending compensation and benefits for SPEEDCOM Executive Officers to the Board of Directors. Mr. Roos, Mr. Sternberg, Mr. Haidri and Mr. McKinney are the current members of SPEEDCOM's Compensation Committee. The Compensation Committee met one time during the 2001 fiscal year.

Audit Committee

   The Audit Committee is responsible for nominating SPEEDCOM's independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with SPEEDCOM's independent accountants and reviewing the financial statements, audit practices and internal controls of SPEEDCOM. The Committee is comprised of Mr. Roos, Mr. Sternberg and Mr. Haidri who are independent, as defined by NASDAQ. The Audit Committee met one time during the 2001 fiscal year.

Audit Committee Report

   The Audit Committee oversees SPEEDCOM's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the annual report on Form 10-KSB for the year ended December 31, 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent certified public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of SPEEDCOM's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee discussed with the independent accountants the accountants' independence from management and SPEEDCOM, including the matters in the written disclosures received from the accountants as required by the Independence Standards Board.

   The Committee discussed with SPEEDCOM's independent accountants the overall scope and plans for their respective audits. The Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of SPEEDCOM's internal controls, and the overall quality of SPEEDCOM's financial reporting.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP, as SPEEDCOM's independent certified public accountants.

                                          Mr. Roos, Audit Committee Chair
                                          Mr. Sternberg, Audit Committee
                                           Member
                                          Mr. Haidri, Audit Committee Member

Compensation of Directors

   SPEEDCOM's outside Directors received cash director fees of $17,750 during the 2001 fiscal year for attendance at Board meetings. Mr. Roos also received an additional $4,750 as added compensation for his services as the Vice Chairman of the Board of Directors. In addition, Directors received options to purchase 20,000 shares of SPEEDCOM's common stock at an exercise price equal to the market price of SPEEDCOM's common stock on the date of grant ($2.45). These options vested immediately. Directors who are also employees of SPEEDCOM receive no additional compensation for service as a Director.

                            EXECUTIVE COMPENSATION

   Set forth below is a summary compensation table relating to the Chief Executive Officer and SPEEDCOM's other Executive Officers, all of whom had total annual salary and bonus during 2001 of at least $100,000.

                                                        Securities
                                                        Underlying    Other
 Name and Principal Position  Year(1) Salary(1)  Bonus   Options   Compensation
 ---------------------------  ------- --------- ------- ---------- ------------
Michael W. McKinney..........  2001   $139,961  $40,000  592,252      $  700(2)
 Chairman and CEO              2000   $108,462  $20,000  575,292      $  965(2)
Bruce Sanguinetti............  2001   $153,462  $40,000  594,800      $2,625(2)
 President                     2000   $ 54,692       --  343,800          --
Jay O. Wright................  2001   $122,693  $47,000  557,092      $2,625(2)
 CFO                           2000   $122,943  $15,250       --      $2,448(2)

--------
(1) Mr. McKinney has been Chief Executive Officer since March 1994, Mr. Sanguinetti became President in September 2000 and resigned in September 2001 and Mr. Wright became Chief Financial Officer in December 1999 and resigned in September 2001. Salaries shown for the year in which they joined SPEEDCOM and the year in which they left SPEEDCOM represent the amounts actually paid during that year and have not been annualized. Amounts include $15,000 paid to Mr. Sanguinetti and $12,500 paid to Mr. Wright per their severance agreements. Both Mr. Sanguinetti and Mr. Wright would have received an additional three months of salary had their employment continued for the entire year.
(2)  Represents SPEEDCOM's contribution to its 401(k) plan.

Employment Agreements

   Mr. McKinney, Chief Executive Officer, entered into a five-year employment agreement with SPEEDCOM in January 2000. Mr. McKinney's base salary is $150,000 per year and he received a grant of 573,050 options to acquire shares of SPEEDCOM's common stock in accordance to the terms of his agreement.

   Mr. McKinney's employment agreement provides for bonus compensation for each fiscal year during the term as determined by the Board in its discretion and specifies that if SPEEDCOM terminates employment for other than "cause," SPEEDCOM is obligated to pay Mr. McKinney a severance benefit of 12 months base salary plus any previously earned but unpaid salary and/or bonus amounts. Mr. McKinney is also entitled to participate in SPEEDCOM's employee benefit plans.

   Mr. Sanguinetti entered into a three-year employment agreement with SPEEDCOM in July 2000 to serve as President, effective September 1, 2000. Mr. Sanguinetti's base salary was $180,000 per year and he received a grant of options to purchase 240,681 shares of SPEEDCOM common stock in accordance with the terms of his agreement. The options were to vest ratably over the term of the agreement. Mr. Sanguinetti resigned as SPEEDCOM's President in September 2001. Per the terms of the resignation, SPEEDCOM is obligated to pay Mr. Sanguinetti a severance benefit of 12 months base salary and all of his options became immediately vested.

   Mr. Wright entered into a three-year employment agreement with SPEEDCOM in December 1999. Mr. Wright's base salary was $150,000 per year and he received a grant of options to purchase 343,800 shares of SPEEDCOM common stock in accordance with the terms of his agreement. The options were to vest ratably over the term of the agreement. Mr. Wright resigned as SPEEDCOM's Chief Financial Officer in September 2001. Per the terms of the resignation, SPEEDCOM is obligated to pay Mr. Wright a severance benefit of 12 months base salary and all of his options became immediately vested.

Stock Options

   The following presents information on stock options for the Executive Officers shown in the summary compensation table for the year ended December 31, 2001:

                    Options Granted in the Last Fiscal Year

                             Number of         % of Total
                       Securities Underlying Options Granted Exercise Expiration
        Name            Options Granted(1)    to Employees    Price      Date
        ----           --------------------- --------------- -------- ----------
Michael W. McKinney..           5,500               --%       $0.01    9/27/06
Bruce Sanguinetti....         100,000             8.08%       $4.25    9/27/06
                              106,000              .57%       $1.12    9/27/06
                               45,000             3.64%       $0.01    9/27/06
Jay O. Wright........         100,000             8.08%       $4.25    9/20/06
                              106,000             8.57%       $1.12    9/20/06
                               20,000             1.62%       $0.01    9/20/06

--------
(1) Mr. McKinney's options vested upon grant. Mr. Sanguinetti's and Mr. Wright's options vested immediately as a condition of their termination agreements.

   The following table sets forth options exercised by the Executive Officers shown in the summary compensation table during fiscal 2001, and the number and value of all unexercised options at fiscal year end:

                                                      Number of Unexercised            Value of Unexercised
                                                  Securities Underlying Options       in-the-Money Options at
                                                      at December 31, 2001               December 31, 2001
                         Shares Acquired  Value   --------------------------------   -------------------------
          Name             on Exercise   Realized  Exercisable      Unexercisable    Exercisable Unexercisable
          ----           --------------- -------- --------------   ---------------   ----------- -------------
Michael W. McKinney.....      5,500      $ 4,895           357,552           229,200        --         --
Bruce Sanguinetti.......         --           --           594,800                --   $41,400         --
Jay O. Wright...........     15,000      $15,763           557,092                --   $18,400         --

                         COMPLIANCE WITH SECTION 16(a)

   Section 16(a) of the Securities Exchange Act of 1934 requires SPEEDCOM's Officers and Directors, and persons who own more than 10% of SPEEDCOM's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ SmallCap Market. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish SPEEDCOM with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms furnished to SPEEDCOM, SPEEDCOM believes that during 2001 SPEEDCOM's Officers, Directors and 10% beneficial owners made all required Section 16(a) filings.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In May 2000, Mr. Roos, a Director, purchased 25,000 shares of pre-merger SPEEDCOM common stock at $4.00 per share, the market price of the stock on that date. As payment for the shares, Mr. Roos delivered to SPEEDCOM a promissory note in the principal amount of $95,000, payable in three months with interest at the rate of 6%. The amount of the note was arrived at by taking the aggregate purchase of the stock ($100,000) and reducing the note by the amount of director fees which would otherwise be payable to Mr. Roos for the months of May and June 2000. In November 2000, SPEEDCOM restructured the note to extend its term to January 31, 2001, and to increase the interest rate to 8%. SPEEDCOM has reduced the note each month by the amount of cash director fees otherwise due to Mr. Roos. Mr. Roos made a $25,000 cash payment on the note in January 2001. Mr. Roos paid the balance of the note in March 2001.

   In December 2000, Mr. Sanguinetti, the former President and former Director of SPEEDCOM, loaned SPEEDCOM $250,000. SPEEDCOM executed a one year promissory note for this amount providing for interest at an annual rate of 12% with quarterly payments of interest due beginning March 31, 2001. In connection with this loan, SPEEDCOM also granted Mr. Sanguinetti immediately exercisable warrants to purchase 25,000 shares of SPEEDCOM's common stock at $3.60 per share. The warrants terminate two years after the grant date. On August 23, 2001, this loan was converted to 111,111 shares of preferred stock, 88,889 Series A Warrants and 132,111 Series B Warrants. The proceeds of this loan were used for working capital.

   In January 2001, Mr. Sanguinetti loaned SPEEDCOM an additional $250,000. SPEEDCOM executed a promissory note for this amount providing for interest at an annual rate of 12% with all principal and interest due three months after the date of the loan. In connection with this loan, SPEEDCOM also granted Mr. Sanguinetti immediately exercisable warrants to purchase 11,500 shares of SPEEDCOM's common stock at $5.40 per share. Warrants to purchase 7,000 common shares vested immediately with options to purchase the remaining shares vesting in equal monthly installments of 1,500 on each month anniversary of the date of grant. The warrants terminate two years after the date of grant. The proceeds of this loan were used for working capital.

   In June 2001, SPEEDCOM issued another $250,000 promissory note to SPEEDCOM's former President. The note had an interest rate of 10% and was payable in April 2002. SPEEDCOM concurrently granted a total of 73,333 warrants with a $3.25 strike price in connection with this note. On June 29, 2001, this loan plus accrued interest was converted to 111,667 shares of redeemable preferred stock, 83,751 Series A Warrants and 111,667 Series B Warrants. On August 23, 2001, the redeemable preferred stock was exchanged for 111,667 shares of preferred stock, 89,334 Series A Warrants and 132,773 Series B Warrants. The proceeds of this loan were used for working capital.

            ITEM 2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP
              AS INDEPENDENT AUDITORS OF THE CORPORATION FOR 2002

   Ernst & Young LLP have been selected by the Board of Directors as independent certified public accountants of SPEEDCOM for the fiscal year ending December 31, 2002. Shareholders are being asked to ratify the appointment of Ernst & Young LLP as auditors. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

   Audit Fees. Ernst & Young LLP billed SPEEDCOM approximately $256,642 for professional services in connection with auditing SPEEDCOM's annual financial statements for the 2001 fiscal year and reviewing the financial statements included in SPEEDCOM's Forms 10-QSB for 2001.

   Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not render non-audit services to SPEEDCOM relating to financial information systems design or implementation for the 2001 fiscal year.

   All Other Fees. Ernst & Young LLP billed SPEEDCOM approximately $114,869 for other services not described above, including approximately $144,000 in connection with the Registration Statement that was effective January 9, 2002. The Audit Committee of the Board of Directors has considered whether these services rendered are compatible with maintaining the principal accountant's independence, and has determined that they are.

   Total Fees. Ernst & Young received fees totaling $371,511 during 2001 for all services rendered, as described above.
                                OTHER BUSINESS

   The Board of Directors does not know of any other business to be acted upon at the meeting, and, as far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that shareholders will vote in their discretion on any such matters in accordance with the judgment of the persons voting such proxies.
                   2003 ANNUAL MEETING SHAREHOLDER PROPOSALS

   Proposals intended to be presented at SPEEDCOM's next annual meeting of shareholders must be received at SPEEDCOM's executive offices no later than December 2, 2002 for inclusion in SPEEDCOM's proxy material related to that meeting. Notice to SPEEDCOM of a shareholder proposal submitted otherwise than for inclusion in SPEEDCOM's proxy materials pursuant to Rule 14a-8 will be considered untimely if submitted to SPEEDCOM after that date, and the persons named in proxies solicited by SPEEDCOM's Board of Directors for the 2003 annual meeting of shareholders may exercise discretionary voting power with respect to any proposal not submitted by that deadline.

SPEEDCOM WIRELESS CORPORATION
Sarasota, Florida
April 19, 2002

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                         SPEEDCOM WIRELESS CORPORATION

                                  May 6, 2002

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your votes as in this example.

                 FOR nominee             WITHHOLD AUTHORITY
                 listed at right         to vote for nominee
                 (except as marked       listed at right.
                 to the contrary)

1.   ELECTION       [ ]                       [ ]     Nominee:
     OF                                                   R. Craig Roos
     DIRECTOR
(INSTRUCTION: To withhold authority to vote for the individual nominee, write that nominee's name on the line provided below.)

--------------------------------

                                                FOR    AGAINST    ABSTAIN

2.  APPROVAL OF ERNST & YOUNG LLP               [ ]      [ ]        [ ]
    AS SPEEDCOM'S INDEPENDENT AUDITORS.

OTHER MATTERS: Granting the proxies discretionary authority to vote upon any other unforeseen matters which are properly brought before the meeting as management may recommend.

     The undersigned hereby revokes any and all other proxies heretofore given by the undersigned and hereby ratifies all that the above named proxies may do at such meetings, or at any adjournments thereof, by virtue hereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE.


---------------------------------------              Dated:         , 2002
Signature                                                  ---------


---------------------------------------              Dated:         , 2002
Signature, if held jointly                                 ---------

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such and also state the name of the shareholder of record for whom you act. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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                         SPEEDCOM WIRELESS CORPORATION
                        Annual Meeting Of Shareholders
                            To Be Held May 6, 2002

              Proxy Solicited On Behalf Of The Board Of Directors

     The undersigned shareholder of Speedcom Wireless Corporation (the "Company"), having received the Notice of Annual Meeting and the Proxy Statement, hereby appoints Michael W. McKinney and Gil Sharell, or either of them with full power of substitution, attorneys and proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company to be held on Monday, May 6, 2002 at 10:00 a.m., local time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, in accordance with the following instructions. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the Proxy will be voted "FOR" each of the proposals and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

               (Continued And To Be Signed On The Reverse Side)